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                                                                    EXHIBIT 5.1





                                 April 28, 2000


Pinnacle Global Group, Inc.
5599 San Felipe, Suite 555
Houston, Texas 77056

     Re:  Opinion as to Legality of Common Stock of Pinnacle Global Group, Inc.

Gentlemen:

     We have acted as counsel to Pinnacle Global Group, Inc., a Texas corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 7,125,220 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which may be offered and sold from time to time by selling shareholders (the "Selling Shareholders") of the Company.

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

     Based on such examination and review and on representations made to us by the officers and directors of the Company, we are of the opinion that 7,125,220 shares of Common Stock to be offered pursuant to the Registration Statement are validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement.


                                           Very truly yours,

                                           /s/ PORTER & HEDGES, L.L.P.

                                           PORTER & HEDGES, L.L.P.